EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG LLP

                        Consent of Independent Auditors





We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The A Consulting Team, Inc. 1997 Stock Option and Award Plan of our report dated January 31, 1997, except for Note 1, as to which the date is August 4, 1997, with respect to the financial statements of The A Consulting Team, Inc. included in the Prospectus (dated August 8, 1997) of The A Consulting Team, Inc. for the registration of 1,800,000 shares of its common stock, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young LLP


New York, New York
December 11, 1997